AXP Extra Income Fund, Inc.
File No. 2-86637/811-3848

EXHIBIT INDEX

Exhibit (h)(7):     Agreement and Plan of Reorganization.

Exhibit (i):        Opinion and Consent of Counsel.

Exhibit (j):        Independent Auditors' Consent.